Exhibit 16.1


                          [Angell & Deering letterhead]


January 31, 2003
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20509

Ladies and Gentlemen:

This letter is delivered by Angell & Deering, Certified Public Accountants, in connection with the filing by ProtoSource Corporation with the Securities and Exchange Commission of a Current Report on Form 8-K dated January 30, 2003.

We have reviewed the contents of Item 4 of such Current Report and agree with the statements contained therein.

Sincerely,


/s/ Angell & Deering
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Angell & Deering